                                                                  EXHIBIT 10(a)

===============================================================================

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                                BRADLEY D. LEHAN

                                       AND

                       FLORIDA EAST COAST INDUSTRIES, INC.

===============================================================================

                                                        DATED: DECEMBER 11, 2001


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                                TABLE OF CONTENTS

1.       EMPLOYMENT PERIOD.............................................................................................   1

2.       TERMS OF EMPLOYMENT...........................................................................................   1
         (a)      Position and Duties..................................................................................   1
         (b)      Compensation.........................................................................................   2

3.       TERMINATION OF EMPLOYMENT.....................................................................................   4
         (a)      Death or Disability..................................................................................   4
         (b)      Cause................................................................................................   5
         (c)      Good Reason..........................................................................................   6
         (d)      Termination for Other Reasons........................................................................   6
         (e)      Notice of Termination................................................................................   6
         (f)      Date of Termination..................................................................................   6

4.       OBLIGATIONS OF FECI UPON TERMINATION..........................................................................   7
         (a)      Accelerating Event...................................................................................   7
         (b)      Good Reason; Other than for Cause, Death or Disability...............................................   7
         (c)      Death................................................................................................   7
         (d)      Cause; Other Than for Good Reason....................................................................   8
         (e)      Disability...........................................................................................   8
         (f)      Nondisclosure to Media...............................................................................   8

5.       CHANGE IN CONTROL.............................................................................................   8

6.       NON-EXCLUSIVITY OF EXECUTIVE'S RIGHTS.........................................................................   8

7.       CONFIDENTIAL INFORMATION......................................................................................   8

8.       NON-COMPETITION; NON-SOLICITATION.............................................................................   9

9.       REMEDIES FOR EXECUTIVE'S BREACH...............................................................................  10

10.      DISPUTE.......................................................................................................  10

11.      NO CONFLICTING OBLIGATIONS OF EXECUTIVE.......................................................................  10

12.      INDEMNITY OF EXECUTIVE........................................................................................  10

13.      SUCCESSORS....................................................................................................  11

14.      MISCELLANEOUS.................................................................................................  11

                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (the "Agreement") between BRADLEY D. LEHAN, an individual (the "Executive") and FLORIDA EAST COAST INDUSTRIES, INC. ("FECI"), a Florida corporation, recites and provides as follows:

                  WHEREAS, the Board of Directors of FECI (the "Board") desires that FECI retain the services of the Executive, and the Executive desires to be employed with FECI, all on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, FECI and the Executive agree as follows:

                  1. EMPLOYMENT PERIOD. FECI hereby agrees to employ the Executive, and the Executive hereby agrees to accept employment by FECI, in accordance with the terms and provisions of this Agreement commencing January 2, 2002 (the "Effective Date") and continuing until terminated by either party hereto (the "Employment Period").

                  2.       TERMS OF EMPLOYMENT.

                           (A)      POSITION AND DUTIES.

                                    (i)      During the Employment Period, the
Executive shall serve as Vice President & Treasurer of FECI and shall have such authority and perform such executive duties as are commensurate with such position and as are otherwise assigned by the Board.

                                    (ii)     The Executive's services shall be
performed at the headquarters of FECI or its subsidiaries in St. Augustine, Florida and as required at other facilities of FECI and subsidiaries.

                                    (iii)    During the Employment Period, and
excluding any periods of vacation and leave to which the Executive is entitled, the Executive agrees to devote his full business attention and time to the business and affairs of FECI and, to the extent necessary to discharge the duties assigned to the Executive hereunder, to use the Executive's reasonable efforts to perform faithfully such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to serve on corporate, civic, charitable, and professional association boards or committees, subject to the approval of the President of Employer, in each instance, which approval shall not be unreasonably withheld, or deliver lectures or fulfill speaking engagements, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of FECI in accordance with the Agreement.


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                           (B)      COMPENSATION.

                                    (i)      Base Salary. During the Employment
Period, the Executive shall receive a base salary ("Annual Base Salary"), which shall be paid in equal installments on a semi-monthly basis, at the annual rate of not less than One Hundred Fifty Five Thousand Dollars ($155,000) per year. During the Employment Period, the Annual Base Salary shall be reviewed at least annually by the Board. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement

                                    (ii)     Short-Term Incentive Bonus. In
addition to the Annual Base Salary, during the Employment Period the Executive shall participate in an annual incentive compensation plan. Such plan shall provide the Executive with the opportunity to earn a bonus based on achievement of performance criteria. The incentive bonus plan shall be structured such that the Executive may receive up to thirty percent (30%) of Annual Base Salary ("Target") for attainment of certain target performance goals, with a maximum bonus of two hundred percent (200%) of Target for extraordinary performance or such other maximum bonus as determined by FECI in accordance with FECI's Annual Incentive Compensation Plan ("Plan") and prorated in accordance with the Plan. The Board of Directors of FECI (acting by and through the compensation committee) and Executive's supervisor will establish the performance criteria and goals in consultation with the Executive and in accordance with the Plan.

                                    (iii)    Long-Term Incentives: Restricted
Stock. The Executive shall receive a grant of restricted stock for two thousand five hundred (2,500) shares of Employer's common stock issued under the FECI Stock Incentive Plan. Such shares shall be subject to restrictions which shall provide that the Executive shall not transfer such shares during the restriction period and shall forfeit such shares if during the restriction period he is discharged by Employer for Cause (as hereinafter defined in Section 3(b)) or resigns from employment with Employer without Good Reason (as hereinafter defined in Section 3(c)). The restriction period shall lapse with respect to such shares in five (5) equal annual installments on each of the first through fifth anniversaries of the Effective Date. Notwithstanding the foregoing, the restriction period shall lapse immediately as to all such shares in the event that an Accelerating Event (as hereinafter defined in Section 4(a)) occurs. The Executive shall be entitled to receive any dividends or other distributions payable with respect to such shares of restricted stock beginning on the date of award of such shares. Such stock award shall be evidenced by a written restricted stock award agreement between Employer and the Executive, the terms of which shall be agreed to by the parties in good faith as soon as practical.

                                    (iv)     Long-Term Incentives: Basic Stock
Options. The Executive shall receive a grant of non-statutory stock options on ten thousand (10,000) shares of FECI Class A ("Class A") common stock issued under the FECI Stock Incentive Plan. The options shall have a term of ten (10) years (subject to earlier expiration as hereinafter provided), shall have an exercise price equal to one hundred percent (100%) of the fair market value, as of the close of trading on the next preceding business day prior to the date of this Agreement (being $21.425 per share) of the shares of common stock of EMPLOYER, and shall vest and become exercisable in five (5) equal annual installments on the first through fifth anniversaries of the


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Effective Date; provided, however, that such stock options shall vest immediately and become exercisable in their entirety in the event that an Accelerating Event (as hereinafter defined in Section 4(a)) occurs. To the extent not previously exercised, all such stock options shall expire immediately following the Date of Termination (as hereinafter defined in Section 3(f)); provided, however, that the Executive, or his heirs or legal representatives in the event of the Executive's death, may exercise all or any part of such stock options as were exercisable as of the close of business on the Date of Termination for a period of two (2) years following such Date of Termination in the event (i) an Accelerating Event (as hereinafter defined in Section 4(a)) occurs; or (ii) the Executive retires at normal retirement age under any retirement plan of Employer. Such stock options shall include a provision for adjustment in the option price to reflect an extraordinary distribution made with respect to the common stock during the term of the options. In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, spin off, a combination or exchange of shares or other transaction having a similar substantive effect, the number shares of stock subject to the stock options and the option price shall be equitably adjusted. Such stock options shall be evidenced by a written stock option award agreement between Employer and the Executive, the terms of which shall be agreed to by the parties in good faith as soon as practical.

                                    (iii)    Long-Term Incentives: Subsequent
Option Grants. Option grants shall be in accordance with FECI's Stock Incentive Plan, with the performance criteria for threshold, target and maximum grants as established pursuant to the Plan.

                                    (iv)     Savings and Retirement Plans.
During the Employment Period, the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to other peer executives of FECI.

                                    (v)      Welfare Benefit Plans. During the
Employment Period, the Executive and/or the Executive's family and dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under all welfare benefit plans, practices, policies and programs provided by FECI (including, without limitation, medical, prescription, dental, disability salary continuance, employee group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of FECI.

                                    (vi)     Expenses. The Executive shall be
entitled to receive prompt reimbursement for all employment-related expenses incurred by the Executive during the Employment Period in accordance with the most favorable policies, practices and procedures of FECI as in effect generally from time after the Effective Date with respect to other peer executives of FECI.

                                    (vii)    Fringe Benefits. During the
Employment Period, the Executive and/or the Executive's family and dependents shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of FECI as in effect generally from time to time after the Effective Date with respect to other peer executives of FECI.


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                                    (viii)   Vacation. During the Employment
Period, the Executive shall be entitled to four (4) weeks paid vacation per annual period.

                                    (ix)     Car Allowance. During the
Employment Period, the Executive shall be entitled to a car allowance in accordance with FECI's car allowance policy, in lieu of expenses associated with the operation of his automobile.

                                    (x)      Relocation Expense. Employer shall
make the Executive whole by reimbursing him for all reasonable costs associated with his relocation from the Chestnut Hill, Massachusetts area to the St. Augustine, Florida area whether incurred before or after the Effective Date, but only to the extent that such costs are incurred prior to the first anniversary of the Effective Date. Such costs shall include, without limitation, closing costs associated with the sale of the Executive's Massachusetts residence and closing costs associated with the Executive's purchase and financing of a new primary residence in the St. Augustine area. For purpose of this Section, "closing costs" shall mean loan origination fees, appraisal fees, credit report fees, assumption fees, settlement or closing fees, title examination fees, title insurance binder, document preparation fees, notary fees, attorneys' fees, real estate brokers' commissions on sale of Massachusetts home, title insurance fees, recording fees, tax stamps, transfer taxes, survey fees and costs of pest, radon and home inspections. Employer shall also arrange for and pay for the move of the Executive's household goods and personal effects (including packing, reasonable storage charges and unpacking charges) from his Massachusetts residence to his new primary residence in Florida. Employer shall pay for the Executive's reasonable temporary living costs in the St. Augustine area up to 3 months from the Effective Date (or such additional time as may be requested by the Executive and approved by the Chairman of Employer, which approval shall not be unreasonably withheld) until Executive is moved into his new residence in Florida. Employer will pay the costs associated with a reasonable number of trips to St. Augustine for the Executive and his spouse to look for a new residence. In addition, at the Executive's request Employer shall provide the Executive with an interest-free bridge loan for a term of up to twelve (12) months for an amount up to the asking price of his Massachusetts residence, which loan shall be repayable upon the earlier of five (5) days following the closing of the sale of the Massachusetts residence or the first anniversary of the making of such loan. In addition, Employer shall pay the Executive an amount determined by its accountants equal to the Executive's federal, state and local taxes on the foregoing reimbursement and imputed interest under the aforesaid loan (the "Tax Gross-up") and the federal, state and local taxes on the Tax Gross-up, all to the end that the Executive be held harmless, on an after-tax basis, from the tax impact thereof.

                                    (xi)     Right to Change Plans. Executive
shall not be obligated to institute, maintain or refrain from changing, amending or discontinuing any benefit plan, program, or perquisite referred to in Section 2(b), so long as such changes are similarly applicable to other executives of FECI.

                  3.       TERMINATION OF EMPLOYMENT.

                           (A)      DEATH OR DISABILITY. The Executive's
employment shall terminate automatically upon the Executive's death during the Employment Period. If FECI determines in


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good faith that the Disability of the Executive has occurred (pursuant to the definition of disability set forth below), it may give to the Executive notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with FECI shall terminate upon a date selected by FECI and set forth in such notice (the "Disability Effective Date"), provided that, prior to such date, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with FECI on a full-time basis for one hundred eighty (180) consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by FECI or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

                           (B)      CAUSE. FECI may terminate the Executive for
cause. "Cause" means any of the following:

         (i) (a) a material breach by the Executive of the obligations under this agreement or any other written agreement with the Company, or (b) a failure to attempt in good faith to perform the Executive's duties and responsibilities (other than as a result of incapacity due to physical or mental illness), which is demonstrably willful and deliberate on the Executive's part provided that such breach or failure is not remedied within ten (10) days after receipt of notice from the Company specifying such breach or failure;

         (ii) the Executive `s conviction for committing a felony or the guilty or nolo contendere plea by the executive to a felony (other than as a result of vicarious liability where the Executive was not involved in and had no material knowledge of the action or inactions leading to the charges or had such involvement or knowledge but acted upon advise of the Company's counsel as to its legality);

         (iii) the (a) insubordination or the willful engaging by the Executive in misconduct or (b) the Executive's gross negligence, in either case, with regard to the Employer or the Executive's duties, which have, or is likely to have, a material adverse impact on the Employer; or

         (iv) a material act of dishonesty or breach of trust on the Executive's part resulting or intending to result, directly or indirectly, in material personal or family gain or enrichment at the expense of the Employer.

         For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company. In the event that the Executive alleges that the failure to attempt to perform the Executive's duties and responsibilities is due to a physical or mental illness, and thus not "Cause" under (i) above, the Executive shall be required to furnish the Company with a written statement from a licensed physician who is


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         reasonably acceptable to the Company which confirms the Executive's inability to attempt to perform due to such physical or mental illness.

                           (C)      GOOD REASON. The Executive may terminate his
employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, in the absence of the consent of the Executive, a reasonable determination by the Executive that any of the following has occurred:

         (i) FECI materially reduces the Executive's position (including titles), authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement, excluding for this purpose
                  (a) any isolated and insubstantial action not taken in bad faith and which is remedied by FECI promptly after receipt of notice thereof given by the Executive and (b) any action by FECI to decentralize to its subsidiaries financial management functions relevant to these subsidiaries; or

         (v) any failure by FECI to comply with any of the provisions of this Agreement applicable to it, other than any isolated and insubstantial failure not occurring in bad faith and which is remedied promptly after notice thereof from the Executive.

                           (D)      TERMINATION FOR OTHER REASONS. FECI may
terminate the employment of the Executive without Cause by giving notice to the Executive, which notice shall set forth the Date of Termination. The Executive may resign from his employment without Good Reason hereunder by giving notice to FECI at least thirty (30) days prior to the Date of Termination.

                           (E)      NOTICE OF TERMINATION. Any termination shall
be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" means a notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) in the case of a termination under Section 3(b) or 3(c), to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated (the failure by the Executive or FECI to set forth in the Notice of Termination any fact or circumstance shall not waive any right of the Executive or FECI hereunder or preclude the Executive or FECI from asserting such fact or circumstance in enforcing the Executive's or FECI's rights hereunder), and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than fifteen (15) days after the giving of such notice, unless otherwise required by Section 3(f)).

                           (F)      DATE OF TERMINATION. "Date of Termination"
shall mean (i) if the Executive's employment is terminated by FECI due to the Executive's Disability, the Date of Termination shall be the Disability Effective Date, (ii) if the Executive's employment is terminated by reason of the Executive's death, the Date of Termination shall be the date of death of the Executive, and (iii) in all other case, the date of receipt of the Notice of Termination or any permitted later date specified therein, as the case may be.


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                  4.       OBLIGATIONS OF FECI UPON TERMINATION.

                           (A)      ACCELERATING EVENT. As used in this
Agreement and in the Restricted Stock Agreement of even date herewith, the term "Accelerating Event" shall mean any of the following: (i) the Executive is discharged without Cause, or (ii) the Executive resigns with Good Reason.

                           (B)      GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR
DISABILITY. If, during the Employment Period, FECI shall terminate the Executive's employment other than for Cause, death or Disability or the Executive shall terminate employment for Good Reason:

                                    (i)      FECI shall pay to the Executive in
a lump sum in cash within thirty (30) days after the Date of Termination the sum of (A) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; (B) to the extent not theretofore paid, any annual bonus payable to the Executive for any prior completed fiscal year if payable or otherwise earned by the Executive in accordance with the Plan; (C) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) to the extent not theretofore paid; and (D) any accrued vacation pay, expenses reimbursement and any other entitlements accrued by the Executive under Section 2(b) to the extent not theretofore paid (the sum of the amount described in clauses (A), (B), (C) and (D) shall be hereinafter referred to as the "Accrued Obligations"); and

                                    (ii)     FECI shall pay to the Executive in
twelve (12) monthly installments beginning thirty (30) days following the Date of Termination an amount equal to the sum of one hundred percent (100%) of the Executive's Annual Base Salary; and

                                    (iii)    For twelve (12) months following
the Date of Termination, or such longer period as any plan, program, practice or policy may provide, FECI shall continue health benefits (medical, prescription, dental and vision) to the Executive and/or the Executive's family and dependents at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2(b)(v) if the Executive's employment had not been terminated, in accordance with the most favorable plans, practices, programs or policies of FECI as in effect generally at any time thereafter with respect to other peer executives of FECI and their families ("Welfare Benefit Continuation"). If the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under any other employer-provided plan, the medical and other welfare benefits herein shall be secondary to those provided under such other plan during such applicable period of eligibility.

                           (C)      DEATH. If the Executive's employment is
terminated by reason of the Executive's death, this Agreement shall terminate without further obligation to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days of the Date of Termination).


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

                           (D)      CAUSE: OTHER THAN FOR GOOD REASON. If the
Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason, this Agreement shall terminate without further obligation to the Executive other than the obligation to pay to the Executive the Accrued Obligations (which shall be paid in cash within thirty
(30) days of the Date of Termination).

                           (E)      DISABILITY. If the Executive's employment
shall be terminated by reason of the Executive's Disability, this Agreement shall terminate without further obligation to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of the Welfare Benefit Continuation. Accrued Obligations shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination. The Executive shall be entitled after the Disability Effective Date to receive disability and other benefits as in effect at the Disability Effective Date with respect to other peer executives of FECI and their families.

                           (F)      NONDISCLOSURE TO MEDIA. After the Date of
Termination, the Executive and FECI agree that they will not discuss the Executive's employment and resignation or termination (including the terms of this Agreement) with any representatives of the media, either directly or indirectly, without the consent of the other party hereto.

                  5. CHANGE IN CONTROL. Notwithstanding anything to the contrary contained in this agreement, in the event there is a change in control of FECI, all of the rights and obligations of FECI and Executive as respects termination of Executive's employment as a result of the change in control shall be governed in all respects by the change in control agreement by and between Executive and FECI.

                  6. NON-EXCLUSIVITY OF EXECUTIVE'S RIGHTS. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with FECI at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

                  7.       CONFIDENTIAL INFORMATION.

                           (a)      The Executive shall hold in a fiduciary
capacity for the benefit of FECI all secret or confidential information, knowledge or data relating to FECI or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by FECI or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with FECI, the Executive shall not, without the prior written consent of FECI or except as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than FECI and those designated by it.

                           (b)      All records, files, memoranda, reports,
price lists, customer lists, drawings, designs, proposals, plans, sketches, documents, computer programs, CAD systems,


                                       8
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CAM systems, disks, computer printouts and the like (together with all copies thereof) relating to the business of FECI, which Executive shall use or prepare or otherwise have in his possession in the course of, or as a result of, his employment hereunder shall, as between the parties hereto, remain the sole property of FECI. Executive shall use such materials solely for the benefit of FECI and shall not divulge any such materials other than in furtherance of FECI's interests. Executive hereby agrees that he will return all such materials, including copies, to FECI upon demand, or upon the cessation of his employment.

                           (c)      Any termination of the Executive's
employment hereunder or of this Agreement shall have no effect on the continuing operation of this Section 7.

                  8.       NON-COMPETITION; NON-SOLICITATION.

                           (a)      In consideration of FECI undertaking to
employ the Executive under the terms provided for herein and to protect the FECI's valuable trade secrets and other business and professional information and its relationships with existing and prospective customers and suppliers, the Executive agrees that, except as is set forth below, for a period commencing on the Effective Date hereof and ending on the first anniversary of the date the Executive ceases to be employed by FECI (the "Non-Competition Period"), the Executive shall not, directly or indirectly, either for himself or any other person, own, manage, control, materially participate in, invest in, permit his name to be used by, act as consultant or advisor to, render material services for (alone or in association with any person, firm, corporation or other business organization) or otherwise assist in any manner, any business which is a competitor of a substantial portion of the FECI's business at the date the Executive ceases to be employed by the FECI (a "Competitor"). Notwithstanding the foregoing, the restrictions set forth above shall immediately terminate and shall be of no further force or effect in the event of a default by FECI of the performance of any of the obligations hereunder, which default is not cured within ten (10) days after notice thereof. Nothing herein shall prohibit the Executive from being a passive owner of not more than five percent (5%) of the equity securities of an enterprise engaged in such business which is publicly traded, so long as he has no active participation in the business of such enterprise.

                           (b)      During the Non-Competition Period, the
Executive shall not, directly or indirectly, (i) induce, solicit, recruit or hire or attempt to induce, solicit, recruit or hire or aid others in inducing, soliciting, recruiting or hiring any employee of FECI or its subsidiaries to leave the employ of FECI, or in any way interfere with the relationship between FECI (including its subsidiaries) and an employee thereof except in the proper exercise of the Executive's authority, or (ii) in any way interfere with the relationship between FECI (including its subsidiaries) and any customer, supplier, licensee or other business relation thereof.

                           (c)      If, at the time of enforcement of this
Section 7, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, area or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope, area or other restrictions.


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                           (d)      The covenants made in this Section 7 shall
be construed as an agreement independent of any other provisions of this Agreement, and shall survive the termination of this Agreement. Moreover, the existence of any claim or cause of action of the Executive against FECI or any of its affiliates, whether or not predicted upon the terms of this Agreement, shall not constitute a defense to the enforcement of these covenants.

                  9. REMEDIES FOR EXECUTIVE'S BREACH. In the event Executive violates any provisions of Section 7 or 8 and such violation continues after notice thereof to the Executive and the expiration of a reasonable opportunity to cure, then FECI may thereafter terminate the payment of any post-termination benefits hereunder, and FECI will have no further obligation to Executive under this Agreement. The parties acknowledge that any violation of
Section 7 or 8 can cause substantial and irreparable harm to FECI. Therefore, FECI shall be entitled to pursue any and all legal and equitable remedies, including but not limited to any injunctions.

                  10. DISPUTE. Any dispute or controversy arising under or in connection with this Agreement shall be settled by binding arbitration, which shall be the sole and exclusive method of resolving any questions, claims or other matters arising under this Agreement or any claim that FECI has in any way violated the non-discrimination and/or other provisions of Title VII or the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; the American with Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974, as amended; and, in general, any federal law or the law of the State of Florida. Such proceeding shall be conducted by final and binding arbitration before a panel of one or more arbitrators under the administration of the American Arbitration Association, and in a location mutually agreed to by the Executive and FECI. The Federal and State courts located in the United States of America are hereby given jurisdiction to render judgment upon, and to enforce, each arbitration award, and the parties hereby expressly consent and submit to the jurisdiction of such courts. Notwithstanding the foregoing, in the event that a violation of the Agreement would cause irreparable injury, FECI and the Executive agree that in addition to the other rights and remedies provided in this Agreement (and without waiving their rights to have all other matters arbitrated as provided above) the other party may immediately take judicial action to obtain injunctive relief.

                  11. NO CONFLICTING OBLIGATIONS OF EXECUTIVE. Executive represents and warrants that he is not subject to any duties or restrictions under any prior agreement with any previous employer or any other person, and that he has no rights or obligations except as previously disclosed to FECI which may conflict with the interests of FECI or with the performance of the Executive's duties and obligations under this Agreement. Executive agrees to notify FECI immediately if any such conflicts occur in the future.

                  12. INDEMNITY OF EXECUTIVE. FECI shall indemnify and defend the Executive against all claims relating to the performance of his duties hereunder to the fullest extent permitted by FECI's Articles of Incorporation and Bylaws, the relevant provisions of which shall not be amended in their application to the Executive to be any less favorable to him than as at present, except as required by law.

                  13.      SUCCESSORS.

                           (a)      This Agreement is personal to the Executive
and without the prior consent of FECI shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                           (b)      This Agreement shall inure to the benefit of
and be binding upon FECI and its successors and assigns.

                           (c)      FECI will require any successor (whether
direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of FECI to assume expressly and agree to perform this Agreement in the same manner and to the same extent that FECI would be required to perform it if no such succession had taken place. As used in this Agreement, "FECI" shall mean FECI as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  14.      MISCELLANEOUS.

                           (a)      This Agreement shall be governed by and
construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                           (b)      All notices and other communications
hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by telecopier, or by courier, addressed as follows:

        If to Executive to:            If to FECI to:

        Bradley D. Lehan               Florida East Coast Industries, Inc.
        124 Wolcott Road               Chief Financial Officer
        Chestnut Hill, MA  02167       One Malaga Street
                                       St. Augustine, FL 32084

                                       With copy to:
                                       Corporate Secretary
                                       Florida East Coast Industries, Inc.
                                       One Malaga Street
                                       St. Augustine, FL 32084

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                           (c)      This Agreement sets forth the entire
understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.

                           (d)      In the event of a dispute arising out of
this Agreement, any party receiving any monetary or injunctive remedy, whether at law or in equity, which is final and not subject to appeal shall be entitled to its reasonable attorneys' fees and costs incurred with respect to obtaining such remedy from the other party.

                           (e)      The invalidity or unenforceability of any
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                           (f)      FECI may withhold from any amounts payable
under this Agreement such Federal, state or local taxes, as shall be required to be withheld, pursuant to any applicable law or regulation.

                           (g)      The Executive's or FECI's failure to insist
upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or FECI may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, FECI has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                       COMPANY:

                                       FLORIDA EAST COAST INDUSTRIES, INC.



                                       By  /s/ Robert W. Anestis
                                          -------------------------------------
                                          Robert W. Anestis,
                                          Chairman, President and CEO

                                       EXECUTIVE:



                                       By  /s/ Bradley D. Lehan
                                          -------------------------------------
                                          Bradley D. Lehan

                           CHANGE IN CONTROL AGREEMENT

         This Agreement (the "Agreement") made as of the 2nd day of January, 2002, by and between, Florida East Coast Industries, Inc., a Florida corporation, with its principal office at One Malaga Street, St. Augustine, Florida 32084 (the "Company") and Bradley D. Lehan (the "Executive").

                               W I T N E S S E T H

         WHEREAS, the Company believes that the establishment and maintenance of sound and vital management of the Company is essential to the protection and enhancement of the interests of the Company and the stockholders of the Company;

         WHEREAS, the Company also recognizes that the possibility of a Change in Control (as defined herein), with the attendant uncertainties and risks, might result in the departure or distraction of key employees of the Company to the detriment of the Company;

         WHEREAS, the Board has determined that it is appropriate to take steps to induce key employees to remain with the Company, and to reinforce and encourage their continued attention and dedication, when faced with the possibility of a Change in Control of the Company; and

         WHEREAS, the Board has determined that it is in the best interests of the Company and the stockholders of the Company to improve upon the provisions relating to a Change in Control contained in any written agreement with the Company, including the Executive's Employment Agreement, and to include those provisions in this Agreement, with certain modifications as set forth herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.       DEFINITIONS.

                  (a) "Base Salary" means the Executive's annual base compensation rate for services paid by the Company to the Executive at the time immediately prior to the Executive's termination of employment, as reflected in the Company's payroll records or, if higher, the Executive's annual base compensation rate immediately prior to a Change in Control. Base Salary shall not include commissions, bonuses, overtime pay, incentive compensation, benefits paid under any qualified plan, any group medical, dental or other welfare benefit plan, noncash compensation or any other additional compensation but shall include amounts reduced pursuant to the Executive's salary reduction agreement under Sections 125 or 401(k) of the Code, if any, or a nonqualified elective deferred compensation arrangement, if any, to the extent that in each such case the reduction is to base salary.

                  (b)      "Board" means the board of directors of the Company.

                  (c) "Bonus" means the Executive's target performance bonus for the fiscal year in which the Executive's termination of employment occurs or, if higher, the Executive's target performance bonus for the fiscal year in which a Change in Control occurs.

                  (d)      "Cause" means any of the following:

                           (i) (A) a material breach by the Executive of the obligations under any written agreement with the Company, including the Employment Agreement or (B) a failure to attempt in good faith to perform the Executive's duties and responsibilities (other than as a result of incapacity due to physical or mental illness), which is demonstrably willful and deliberate on the Executive's part; provided that such breach or failure is not remedied within ten (10) days after receipt of notice from the Company specifying such breach or failure;

                           (ii) the Executive's conviction for committing a felony or the guilty or nolo contendere plea by the Executive to a felony (other than as a result of vicarious liability where the Executive was not involved in and had no material knowledge of the action or inactions leading to the charges or had such involvement or knowledge but acted upon advice of the Company's counsel as to its legality);

                           (iii) the (A) willful engaging by the Executive in misconduct or (B) the Executive's gross negligence, in either case, with regard to, the Employer or the Executive's duties, which have, or is likely to have, a material adverse impact on the Employer; or

                           (iv) a material act of dishonesty or breach of trust on the Executive's part resulting or intending to result, directly or indirectly, in material personal or family gain or enrichment at the expense of the Employer.

         For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company. In the event that the Executive alleges that the failure to attempt to perform the Executive's duties and responsibilities is due to a physical or mental illness, and thus not "Cause" under (i) above, the Executive shall be required to furnish the Company with a written statement from a licensed physician who is reasonably acceptable to the Company which confirms the Executive's inability to attempt to perform due to such physical or mental illness. A termination for Cause after a Change in Control shall be based only on events occurring after such Change in Control; provided, however, the foregoing limitation shall not apply to an event constituting Cause which was not discovered by the Company prior to a Change in Control.

                  (e) "Change in Control" means the occurrence of any of the following:

                           (i)      any "person" or group of affiliated
         "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as de-fined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing more than 50% of the total voting power represented by the Company's then outstanding voting securities;

                           (ii) a change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. "Incumbent Directors" shall mean Directors who either (A) are Directors of the Company as of the date hereof or (B) are elected or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors of the Company); or

                           (iii) the Company adopts, and the stockholders approve, if necessary, a plan of complete liquidation of the Company, or the Company sells or disposes of substantially all of its assets to any "person" or group of affiliated "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a spin-off or similar disposition to the stockholders of the Company; or

                           (iv) the Company is a party to a merger or consolidation in which the shareholders of the Company immediately prior to such transaction hold less than 50% of the total voting power of the resulting or surviving entity immediately after such transaction in approximately the same proportion as prior to such transaction.

                  Only one Change in Control may occur under this Agreement.

                  (f) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  (g) "Code" means the Internal Revenue Code of 1986, as amended.

                  (h) "Company" has the meaning ascribed to it in the preamble and in paragraph 14 hereof.

                  (i)      "Effective Date" means January 2, 2002.

                  (j)      "Employer" means the Company and its affiliates.

                  (k) "Employment Agreement" means the employment agreement between the Executive and the Company in effect on the Effective Date.

                  (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (m) "Good Reason" means the occurrence or failure to cause the occurrence of any of the following events without the Executive's express written consent:

                           (i) any (A) diminution in the Executive's title from that which exists immediately prior to a Change in Control or (B) any material diminution in the Executive's duties, responsibilities, or authority from that which exists immediately prior to a Change in Control (except in each case in connection with the termination of the Executive's employment for Cause or as a result of the Executive's death, or temporarily as a result of the Executive's illness or other absence), or (C) the assignment to the Executive of duties and responsibilities materially inconsistent with the position held by the Executive immediately prior to the Change in Control, excluding in the case of (B) or (C) an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied promptly after receipt of notice thereof given by the Executive;

                           (ii) a relocation of the Executive's principal business location to an area outside a 35 mile radius of the Executive's principal business location at the time of the Change in Control, or a material increase in the amount of travel required of Executive beyond that required prior to the Change in Control;

                           (iii) a reduction in the Executive's annual Base Salary;

                           (iv) a failure by the Company after a Change in Control to continue any annual bonus plan, program or arrangement in which the Executive is then entitled to participate (the "Bonus Plans"), provided that any such plan(s) may be modified at the Company's discretion from time to time but shall be deemed terminated if (A) any such plan does not remain substantially in the form in effect prior to such modification and (B) plans providing the Executive with substantially similar benefits are not substituted therefor ("Substitute Plans"), or a failure by the Company to continue the Executive as a participant in the Bonus Plans and Substitute Plans on at least the same basis as to the potential amount of the bonus and the achievability thereof as the Executive participated immediately prior to any change in such plans or awards, in accordance with the Bonus Plans and the Substitute Plans, provided that such action is not cured within 10 days after written notice thereof from the Executive to the Company;

                           (v) a failure to permit the Executive after the Change in Control to participate in cash or equity based incentive plans and programs (other than Bonus Plans) on a basis providing the Executive in the aggregate with an annualized award value in each fiscal year after the Change in Control at least equal to the aggregate annualized award value being provided by the Company to the Executive under such incentive plans and programs immediately prior to the Change in Control (with any awards intended not to be repeated on an annual basis allocated over the years the awards are intended to cover), provided that such action is not cured within 10 days after written notice thereof from the Executive to the Company;

                           (vi) the failure by the Company to continue to provide Executive with benefits substantially similar to those enjoyed by Executive under any of the Company's life insurance, medical, dental, accident, disability or pension plans or perquisites in which the Executive was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide Executive with the number of paid vacation days to which he is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control;

                           (vii) a material breach by the Company of any other written agreement with the Executive or failure to timely pay any compensation obligation to the Executive that in either case remains uncured for 10 days after written notice of such breach is given by the Executive to the Company;

                           (viii) failure of any successor to assume in a writing delivered to Executive and reasonably satisfactory to Executive the obligations hereunder within 10 days after written notice by the Executive to the Company; or

                           (ix) any purported termination of Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Sections 5 and 6 hereof, which purported termination shall not be effective for purposes of this Agreement.

                  (n) "Term" has the meaning ascribed to it in Section 2 hereof.

         2. TERM. The term of this Agreement shall commence on the Effective Date and end on the earlier of (a) the termination of the Executive's employment with the Company or (b) the third anniversary of the Effective Date (the "Term," as it may be extended or terminated); provided, however, that the Term shall be automatically extended for successive additional one (1) year periods (the "Additional Terms"), unless, at least 180 days prior to the end of the original Term or the then Additional Term, the Company has notified the Executive in writing that the Term shall not be extended and further provided, if a Change in Control occurs prior to the end of the aforesaid period, the duration of this Agreement shall be extended, if it would otherwise end prior thereto, until the second anniversary of the date of such Change in Control, whether such two-year period ends before or after the end of such aforesaid period. Notwithstanding anything in this Agreement to the contrary, if the Company becomes obligated to make any payment to the Executive pursuant to the terms hereof, then this Agreement shall remain in effect for such purposes until all of the Company's obligations hereunder are fulfilled.

         3. TERMINATION FOLLOWING CHANGE IN CONTROL. If a Change in Control occurs during the Term and the Executive's employment by the Company is terminated (a) by the Company without Cause or by the Executive for Good Reason at any time during the period commencing on the date of the Change in Control and ending on the second anniversary of the Change in Control or (b) by the Company without Cause or by the Executive for Good Reason (based on Section 1(m)(i), (ii), (iii) and (iv) and without reference to the Change in Control measurement date) at any time during the period commencing three months prior to a Change in Control and ending immediately prior to the Change in Control and the Executive demonstrates that such termination was requested by the party taking control or was otherwise in anticipation of the Change in Control, then the Company shall pay or provide the Executive with the payments and benefits provided under Section 4 hereof.

         4. COMPENSATION UPON TERMINATION. Subject to Section 9, in the event that the Executive becomes entitled to payments or benefits pursuant to
Section 3, then the Company shall pay or provide the Executive with the following payments and benefits in lieu of any other termination, change in control, separation, severance or similar benefits under the Employment Agreement or under any other compensation arrangement with the Employer. The amounts hereunder shall reduce and be in full satisfaction of any statutory entitlement (including notice of termination, termination pay and/or severance pay) of the Executive upon a termination of employment.

                  (a) Within 10 business days after the Date of Termination (or within 10 business days after the date of the Change in Control if the termination occurred within three months prior to the Change in Control and such amount was not previously paid): (i) any unpaid Base Salary through the Date of Termination and any accrued vacation; (ii) any unpaid bonus accrued with respect to the fiscal year ending on or preceding the date of termination; (iii) reimbursement for any unreimbursed expenses incurred through the Date of Termination; and
         (iv) all other payments, benefits or fringe benefits to which the Executive may be entitled subject to, and in accordance with, the terms of any applicable compensation arrangement or benefit (other than severance arrangements), equity or fringe benefit plan or program or grant.

                  (b) Within 10 business days after the Date of Termination (or within 10 business days after the date of the Change in Control if the termination occurred within three months prior to the Change in Control and such amount was not previously paid), a lump sum cash payment equal to two times the sum of the Executive's Base Salary and Bonus in effect on the date immediately preceding the Change in Control.

                  (c) Within 10 business days after the Date of Termination (or within 10 business days after the date of the Change in Control, if the termination occurred within three months prior to the Change in Control and such amount was not previously paid), payment of a pro-rata portion of the Bonus for the fiscal year to which the Bonus relates (determined by multiplying such amount by a fraction, the numerator of which is the number of days during the fiscal year of termination that the Executive is employed by the Company and the denominator of which is 365).

                  (d) Repayment obligations for any sign-on bonuses or relocation payments, if any, conditioned upon a termination of employment shall be forgiven on a termination for Good Reason or without Cause following a Change in Control.

                  (e) Subject to the Executive's continued co-payment of premiums which shall not exceed the level of co-payment made by the Executive immediately prior to the date of the Change in Control, continued participation in all health plans which cover the Executive (and eligible dependents), including, without limitation, medical, dental and prescription drug coverage upon the same terms and conditions (except for the requirements of the Executive's continued employment) in effect on the date of termination until two years after the Date of Termination; provided, however, that in the event that the Execu-tive obtains other employment that offers substantially similar or improved benefits, as to any particular health plan, the continuation of coverage by the Company for such similar or improved benefit under such plan shall immediately cease. To the extent, in the good faith judgment of the Company, such coverage cannot be provided under the Company's health plans without jeopardizing the tax status of such plans, for underwriting reasons or because of the tax impact on the Executive, the Company shall pay the Executive an amount equal to the cost to the Company for a similarly situated active employee fully grossed-up to cover taxes on such amount and the gross-up payment. Such period of medical coverage shall reduce and count against the Executive's rights to COBRA continuation coverage.

                  (f) Unless otherwise provided in any stock option grant agreements made after the Effective Date, all stock options to purchase shares of FECI common stock held by or for the benefit of the Executive shall become immediately fully vested and exercisable as of the Date of Termination for the Exercise Period set forth in such stock option grant agreements.

         5. NOTICE OF TERMINATION. After a Change in Control, any purported termination of the Executive's employment pursuant to Section 3 shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 17. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment.

         6. DATE OF TERMINATION. "Date of Termination", with respect to any purported termination of the Executive's employment after a Change in Control, shall mean the date specified in the Notice of Termination (which, in the case of a termination by the Executive for Good Reason, shall not be less than five days nor more than 60 days, from the date such Notice of Termination is given). In the event of Notice of Termination by the Company, the Executive may treat such notice as having a Date of Termination at any date between the date of the receipt of such notice and the Date of Termination indicated in the Notice of Termination by the Company; provided, that the Executive must give the Company written notice of the Date of Termination if the Executive deems it to have occurred prior to the Date of Termination indicated in the notice.

         7. EXCISE TAX. In the event that the Executive becomes entitled to payments and/or benefits which would constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code, the provisions of Exhibit A shall apply.

         8. NO DUTY TO MITIGATE/SET-OFF. In the event of any termination of the Executive's employment, the Executive shall not be required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive or benefit provided to the Executive as the result of employment by another employer or otherwise. The amounts payable hereunder shall not be subject to set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive.

         9. NON-COMPETITION; CONFIDENTIALITY. (a) The Executive acknowledges that the restrictive covenants (including, without limitation, confidentiality and non-competition) in any other agreement with the Company previously signed by the Executive (including the Employment Agreement) shall not be affected by this Agreement and that the restrictive covenants therein shall continue to apply after a Change in Control or a termination of employment after a Change in Control in accordance with the terms of such restrictive covenants.

                  (b) Furthermore, during the two-year period after the Termination Date, the Executive shall not, directly or indirectly, (i) induce, solicit, recruit or hire or attempt to induce, solicit, recruit or hire or aid others in inducing, soliciting, recruiting or hiring any employee of the Company, or in any way interfere with the relationship between the Company and an employee thereof, or (ii) in any way interfere with the relationship between the Company and any customer, supplier, licensee or other business relation thereof.

         10. RELEASE REQUIRED. Any amounts payable pursuant to this Agreement (beyond amounts payable pursuant to Section 4(a)) shall only be payable if the Executive delivers to the Company (and does not revoke) a release of all claims of any kind whatsoever that the Executive has or may have against the Employer and its officers, directors and employees, known or unknown, as of the Date of Termination (other than claims to payments specifically payable hereunder, claims under COBRA, claims to vested accrued benefits under the Employer's employee benefit plans, claims relating to any rights of indemnification under the Company's organizational documents or otherwise or claims relating to any outstanding stock options or other equity-based award on the Date of Termination) occurring up to the release date in such form as reasonably required by the Company (but without ancillary provisions not directly related to the release).

         11. LITIGATION SUPPORT. Subject to the Executive's other commitments, following the Executive's receipt of any payments or benefits under this Agreement, the Executive shall be reasonably available to cooperate with the Company and provide information as to matters which the Executive was personally involved, or has information on, during the Executive's employment with the Company and which are or become the subject of litigation or other dispute.

         12. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted in Jacksonville, Florida under the Commercial Arbitration Rules then prevailing of the American Arbitration Association and such submission shall request the American Arbitration Association to: (a) appoint an arbitrator experienced and knowledgeable concerning the matter then in dispute; (b) require the testimony to be transcribed; (c) require the award to be accompanied by findings of fact and the statement for reasons for the decision; and (d) request the matter to be handled by and in accordance with the expedited procedures provided for in the Commercial Arbitration Rules. The determination of the arbitrators, which shall be based upon a de novo interpretation of this Agreement, shall be final and binding and judgment may be entered on the arbitrators' award in any court having jurisdiction.

         13. ATTORNEY'S FEES. In the event that a claim for payment or benefits under this Agreement is disputed or the Executive is otherwise enforcing rights under this Agreement and the arbitrator determines that the Executive has prevailed on the material issues in the arbitration, the Company shall, upon presentment of appropriate documentation, promptly pay, or reimburse the Executive, for all reasonable legal and other professional fees, costs of arbitration and other expenses incurred in connection therewith by the Executive.

         14. NO ASSIGNMENT. This Agreement shall not be assignable by the Executive. This Agreement shall be assignable by the Company only by merger or with all or a substantial portion of the assets of the Company. This Agreement shall inure to the benefit and be binding upon the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and permitted assignees of the parties hereto. If the Company is acquired, consolidates or merges into or with, or transfers all or substantially all of its assets to, another entity, the term "Company" as used herein shall mean such other entity and this Agreement shall continue in full force and effect. In the case of any transaction in which a successor would not by the foregoing provision or operation of law be bound by this Agreement, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company's obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

         15. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof and supersedes all existing agreements between them concerning such subject matter (including, without limitation, the Employment Agreement as it may apply with regard to a termination after a Change in Control or with regard to a termination in anticipation of a Change in Control but not any stock option or other equity agreement nor any plan or programs, except as provided herein); provided, however, that in the event the Term ends before the Company becomes obligated to make any payment to the Executive pursuant to the terms hereof, the effect of this sentence regarding superceding existing agreements as they apply to a termination of employment in connection with a Change in Control shall be of no further force or effect. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. All references to any law shall be deemed also to refer to any successor provisions to such laws.

         16. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         17. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by registered mail, postage prepaid as follows:

         If to the Company, to:

                  Florida East Coast Industries, Inc.
                  One Malaga Street
                  St. Augustine, Florida 32084
                  Attention: General Counsel

         If to the Executive, to the Executive's last shown address on the books of the Company.

         Any such notice shall be deemed given when so delivered personally, or, if mailed, five days after the date of deposit in the United States mail. Any party may by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

         18. SEPARABILITY. If any provisions of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

         19. NON-EXCLUSIVITY OF RIGHTS. Except as otherwise specifically provided therein, (a) nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive, equity or other plan or program provided by the Company and for which the Executive may qualify, nor (b) shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other currently existing plan, agreement as to employment or severance from employment with the Company or statutory entitlements, provided, that to the extent such amounts are paid under Section 4(a) hereof or otherwise, they shall not be due under any such program, plan, agreement, or statute. Amounts that are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company, at or subsequent to the Date of Termination shall be payable in accordance with such plan or program, except as otherwise specifically provided herein.

         20. NOT AN AGREEMENT OF EMPLOYMENT. This is not an agreement assuring employment and the Company reserves the right to terminate the Executive's employment at any time with or without Cause, subject to the payment provisions hereof if such termination is after, or within three months prior to, a Change in Control. The Executive acknowledges that the Executive is aware that the Executive shall have no claim against the Company hereunder or for deprivation of the right to receive the amounts hereunder as a result of any termination that does not specifically satisfy the requirements hereof. Except as provided herein, the foregoing shall not affect the Executive's rights under any other agreement with the Company.

         21. WITHHOLDING TAXES. The Company may withhold from all payments due hereunder such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

         22. GOVERNING LAW. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Florida, without reference to rules relating to conflicts of law.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Executive has hereunto set the Executive's hand as of the date first set forth above.

                                       FLORIDA EAST COAST INDUSTRIES, INC.



                                       By: /s/ Robert W. Anestis
                                          -------------------------------------
                                       Name:  Robert W. Anestis
                                       Title: Chairman

                                       EXECUTIVE



                                       By: /s/ Bradley D. Lehan
                                          -------------------------------------
                                       Name:  Bradley D. Lehan
                                       Title: Vice President and Treasurer

                                    EXHIBIT A

                           GOLDEN PARACHUTE PROVISION

         (a) In the event that the Executive shall become entitled to payments and/or benefits provided by this Agreement or any other amounts in the "nature of compensation" (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Code or any person affiliated with the Company or such person) as a result of such change in ownership or effective control (collectively, the "Company Payments"), and such Company Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed by any taxing authority), the amounts of any Company Payments shall be automatically reduced to an amount one dollar less than the amount that would subject the Executive to the Excise Tax. The dollar amount of the reduction, if any, to be made with respect to any Company Payments shall be determined by the Company's Accountants (as such term is defined in paragraph
(b) below) on or before the date such Company Payments are due and payable to the Executive. Company Payments shall be reduced as mutually agreed between the Company and the Executive or, in the event the parties cannot agree, in the following order (1) any lump sum severance based on a multiple of Base Salary or Bonus, (2) any other cash amounts payable to the Executive, (3) any benefits valued as parachute payments; and (4) acceleration of vesting of any equity.

         (b) For purposes of determining whether any of the Company Payments will be subject to the Excise Tax and the amount of such Excise Tax,
(x) the Company Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the opinion of the Company's independent certified public accountants appointed prior to any change in ownership (as defined under Section 280G(b)(2) of the Code) or tax counsel selected by such accountants or the Company (the "Accountants") such Company Payments (in whole or in part) either do not constitute "parachute payments," represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the "base amount" or are otherwise not subject to the Excise Tax, and (y) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code. In the event that the Accountants are serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive may appoint another nationally recognized accounting firm to make the determinations hereunder (which accounting firm shall then be referred to as the "Accountants" hereunder). All determinations hereunder shall be made by the Accountants which shall provide detailed supporting calculations both to the Company and the Executive at such time as it is requested by the Company or the Executive. If the Accountants determine that payments under this Agreement must be reduced pursuant to this paragraph, they shall furnish the Executive with a written opinion to such effect. The determination of the Accountants shall be final and binding upon the Company and the Executive.

         (c) In the event of any controversy with the Internal Revenue Service (or other taxing authority) with regard to the Excise Tax, the Executive shall permit the Company to control issues related to the Excise Tax (at its expense), provided that such issues do not potentially materially adversely affect the Executive, but the Executive shall control any other issues. In the event the issues are interrelated, the Executive and the Company shall in good faith cooperate so as not to jeopardize resolution of either issue, but if the parties cannot agree the Executive shall make the final determination with regard to the issues. In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, the Executive shall permit the representative of the Company to accompany the Executive, and the Executive and the Executive's representative shall cooperate with the Company and its representative.

         (d) The Company shall be responsible for all charges of the Accountant.

         (e) The Company and the Executive shall promptly deliver to each other copies of any written communications, and summaries of any verbal communications, with any taxing authority regarding the Excise Tax covered by this Exhibit A.

                          BASIC STOCK OPTION AGREEMENT

                                     Between

                       FLORIDA EAST COAST INDUSTRIES, INC.

                                       and

                                BRADLEY D. LEHAN

                                                        Dated: December 11, 2001

         THIS AGREEMENT, dated December 11, 2001 between Florida East Coast Industries, Inc. ("FECI") ("Company"), and Bradley D. Lehan (the "Employee") is made pursuant to the provisions of Section 2(b)(iv) of that certain Employment Agreement of even date herewith between the Company and the Employee (the "Employment Agreement").

         In fulfillment of the aforesaid provisions of the Employment Agreement, the parties agree as follows:

                  1. Non-Statutory Option. Under the Company's Stock Incentive Plan, as amended (the "Plan"), the Company hereby grants the Employee a non-statutory option ("NSO") to purchase from the Company ten thousand (10,000) shares of the Company's Class A Common Stock ("Common Stock"). The exercise price of the NSO is $21.425 per share, being the fair market value of the Company's Common Stock on the next preceding business day prior to the date of this Agreement.

                  2. Entitlement to Exercise the NSO. The grant of the NSO is subject to the following terms and conditions:

                           (a) Vesting. One-fifth of the NSO, 10,000 shares, shall vest on and may be exercised at any time on or after December 11, 2002. Another one-fifth of the NSO, 2,000 shares, shall vest on and may be exercised at any time on or after December 11, 2003. Another one-fifth of the NSO, 2,000 shares, shall vest and may be exercised at any time on or after December 11, 2004. Another one-fifth of the NSO, 2,000 shares, shall vest on and may be exercised at any time on or after December 11, 2005. The remaining one-fifth of the NSO, 2,000 shares shall, vest on and may be exercised at any time on or after December 11, 2006. In addition, all of the NSO shall vest on and may be exercised at any time on or after an Accelerating Event (as defined in Section 4(a) of the Employment Agreement). The vesting of any portion of the NSO is conditioned on the Employee's continued employment by the Company or a parent or subsidiary of the Company as of the relevant vesting date.

                           (b) Exercise Period. Except as otherwise stated in this Agreement, the vested portion of the NSO may be exercised, in whole or in part, from the dates described in subsections (a) above until the earliest of (i) December 11, 2011, (ii) two years following the effective date that the Employee's employment terminates by reason of an Accelerating Event (as defined in Section 4(a) of the Employment Agreement) or normal retirement (as determined under any retirement plan of the Company), or (iii) the effective date that the Employee terminates employment for any other reason (but in no event earlier than two years following the accrual of Change in Control Entitlement (as defined in Section 5(b) of the Employment Agreement).

                           (c) Exercise Following Death. If the Employee dies while employed by the Company or a parent or subsidiary corporation, then the person to whom the Employee's rights under the NSO shall have passed by will or by the laws of distribution may exercise any of the NSO within two years after the Employee's death.

                  3. Payment Under NSO. Payment of the NSO price may be made in cash, in shares of the Company's Common Stock, or in any combination thereof. If shares of the Company's Common Stock are delivered to make any such payment, the shares shall be valued at the fair market value (as defined below) thereof on the date of exercise of the NSO. For purposes of this Agreement, "fair market value" means, as of any given date, the closing price of the Company's Common Stock on such date as quoted in the NYSE Composite Transactions Reporting the Wall Street Journal. If there were no sales reported as of a particular date, fair market value will be computed as of the last date preceding such date on which a sale was reported.

                  4. Limited Transferability of NSO. The NSO is not transferable (other than by will or by the laws of descent and distribution) and, except as otherwise stated in this Agreement, may be exercised during the Employee's lifetime only by the Employee.

                  5. Adjustments. The NSO shall be equitably adjusted with respect to the exercise price to reflect any extraordinary distribution made with respect to the Company's Common Stock during the term of the options. In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, spinoff, a combination or exchange of shares or other transaction having a similar substantive effect, the number of shares of stock subject to the NSO and the exercise price shall be equitably adjusted.

                  6. Exercise. The vested portion of the NSO may be exercised in whole or in part, but only with respect to whole shares of the Company's Common Stock, and may be exercised more than once until all shares which are subject to the NSO have been purchased. An NSO may be exercised by deliver to the Company of written notice stating the number of shares elected to be purchased, and by payment to the Company as described in paragraph 3.

                  7. Withholding. By signing this Agreement, the Employee agrees to make arrangements satisfactory to the Company to comply with any income tax withholding requirements that may apply upon the exercise of the NSO or the disposition of the Company's Common Stock received upon the exercise of the NSO. The Employee will be entitled to elect to satisfy his tax withholding obligation by the withholding by the Company, at the appropriate time, of shares of the Company's Common Stock otherwise issuable to the Employee under this Agreement in a number sufficient, based upon the fair market value (as defined above) of such Common Stock on the relevant date, to satisfy such tax withholding requirements.

                  8. Delivery of Certificates. The Company may delay delivery of the certificate for shares purchased pursuant to the exercise of an NSO until (i) the admission of such shares to listing on any stock exchange on which the Company's Common Stock may then be listed, (ii) completion of any registration or other qualification of such shares under any state or federal law regulation that the Company's counsel shall determine as necessary or advisable, and (iii) receipt by the Company of advice by counsel that all applicable legal requirements have been complied with.

                  9. Dispute Resolution. Any dispute or controversy arising under on in connection with this Agreement shall be settled by binding arbitration, which shall be the sole and exclusive method of resolving any questions, claims or other matters arising under this Agreement. Such proceeding shall be conducted by final and binding arbitration before a panel of one or more arbitrators under the administration of the American Arbitration Association, and in a location mutually agreed to by the Employee and the Company. The Federal and State courts located in the United States of America are hereby given jurisdiction to render judgment upon, and to enforce, each arbitration award, and the parties hereby expressly consent and submit to the jurisdiction of such courts.

                  10.      Miscellaneous.

                           (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                           (b)      This Agreement and Section 2(b)(iv)
         constitutes the entire agreement between the parties with respect to the subject matter hereof. In the event of any inconsistency between the provision of this Agreement and the provisions of the Plan, the provisions of this Agreement shall govern.

                           (c)      All notice and other communications
         hereunder shall be in writing and shall be given by hand deliver to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by telecopier, or by courier, addressed as follows:

                           If to the Employee to:    If to the Company to:

                           Bradley D. Lehan          Florida East Coast
                           124 Wolcott Road          Industries, Inc.
                           Chestnut Hill, MA 02167   One Malaga Street
                                                     St. Augustine, FL  32084
                                                     Facsimile: 904/826-2379

         or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                           (d) In the event of a dispute arising out of this Agreement, any party receiving any monetary or injunctive remedy, whether at law or in equity, which is final and not subject to appeal shall be entitled to its reasonable attorneys' fees and costs incurred with respect to obtaining such remedy from the other party.

                           (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                           (f) The Employee's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to asset any right the Employee or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                                       FLORIDA EAST COAST INDUSTRIES, INC.



                                       By /s/ Robert W. Anestis
                                          -------------------------------------
                                          Chairman and Chief Executive Officer

Agreed and Accepted:


/s/ Bradley D. Lehan
-------------------------------------
Bradley D. Lehan

                           RESTRICTED STOCK AGREEMENT

                              (Long Term Incentive)

                                     between

                       FLORIDA EAST COAST INDUSTRIES, INC.

                                       and

                                Bradley D. Lehan

                                                        Dated: December 11, 2001

         THIS AGREEMENT, dated December 11, 2001, between Florida East Coast Industries, Inc.("FECI") (the "Company"), and Bradley D. Lehan (the "Employee") is made pursuant to the provisions of Section 2(b)(iii) of that certain Employment Agreement of even date herewith between the Company and the Employee (the "Employment Agreement").

         In fulfillment of the aforesaid provisions of the Employment Agreement, the parties agree as follows:

         1. Grant of Restricted Stock. Under the Company's Stock Incentive Plan, as amended (the "Plan"), the Company hereby grants to the Employee, subject to the terms and conditions herein set forth, Two Thousand Five hundred (2,500) shares of the Company's Class A Common Stock (the "Restricted Stock").

         2. Terms and Conditions. The Restricted Stock is subject to the following terms and conditions:

                  (a) Limited Nontransferability. This Restricted Stock shall be nontransferable during the term of the Restrictions (as hereinafter set forth) except by will or by the laws of descent and distribution.

                  (b) Restrictions and Lapse of Restrictions. The Restricted Stock shall be subject to the Employee's continued employment by the Company or a parent or subsidiary corporation (the "Restrictions"), which shall lapse according to the following schedule as of the stated yearly anniversaries of the date hereof (each an "Anniversary Date"):

                  ANNIVERSARY                UNRESTRICTED
                     DATE                    PERCENTAGE
                  -----------                ------------
                  First                       20%

                  Second                      40%

                  Third                       60%

                  Fourth                      80%

                  Fifth                      100%

         Notwithstanding the foregoing, upon the occurrence of an Accelerating Event (as defined in Section 4(a) of the Employment Agreement), all Restrictions shall lapse upon the date of such Accelerating Event.

         3. Forfeiture of Restricted Stock Upon Termination of Employment. The rights of the Employee and his successors in interest in Restricted Stock on which the Restrictions have not lapsed pursuant to paragraph 2(b) shall terminate in full when the Employee's employment with the Company or a parent or subsidiary corporation is terminated by the Company for Cause (as defined in Section 3(b) of the Employment Agreement) or by the Employee without Good Reason (as defined in
         Section 3(c) of the Employment Agreement).

         4. Dividends/Distributions. The Company shall pay to the Employee any dividends or other distributions payable with respect to the Restricted Stock, notwithstanding the Restrictions, beginning on the date hereof but not beyond the date of any forfeiture thereof pursuant to the provisions of paragraph 3.

         5. Withholding. The Employee agrees to make arrangements satisfactory to the Company to comply with any income tax withholding requirements that may apply upon the lapse of the Restrictions on the Restricted Stock. The Employee will be entitled to elect to satisfy his tax withholding obligation by the withholding by the Company, at the appropriate time, of shares of the Company's Common Stock from the Restricted Stock in a number sufficient, based upon the fair market value (as defined below) of such Common Stock on the relevant date, to satisfy such tax withholding requirements. For purposes of this Agreement, "fair market value" means, as of any given date, the closing price of the Company's Common Stock on such date as quoted in the NYSE Composite Transactions Report in the Wall Street Journal. If there were no sales reported as of a particular date, fair market value will be computed as of the last date preceding such date on which a sale was reported.

         6. Delivery of Certificates. The Company may delay delivery of the certificate for shares granted hereunder until (i) the admission of such shares to listing on any stock exchange on which the Company's Common Stock may then be listed, (ii) completion of any registration or other qualification of such shares under any state or federal law regulation that the Company's counsel shall determine as necessary or advisable, and (iii) receipt by the Company of advice by counsel that all applicable legal requirements have been complied with.

         7. Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement shall be settled by binding arbitration, which shall be the sole and exclusive method of resolving any questions, claims or other matters arising under this Agreement. Such proceeding shall be conducted by final and binding arbitration before a panel of one or more arbitrators under the administration of the American Arbitration Association, and in a location mutually agreed to by the Employee and the Company. The Federal and State courts located in the United States of America are hereby given jurisdiction to render judgement upon, and to enforce, each arbitration award, and the parties hereby expressly consent and submit to the jurisdiction of such courts.

         8.       Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) This Agreement and Section 12 of the Employment Agreement constitute the entire agreement between the parties with respect to the subject matter hereof. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Plan, the provisions of this Agreement shall govern.

                  (c) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by telecopier, or by courier, address as follows:

                                If to the Employee to:   If to the Company to:

                                Bradley D. Lehan         Florida East Coast
                                124 Wolcott Road         Industries, Inc.
                                Chestnut Hill, MA 02167  One Malaga Street
                                                         St. Augustine, FL 32084
                                                         Facsimile: 904/826-2379

         or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (d) In the event of a dispute arising out of this Agreement, any party receiving any monetary or injunctive remedy, whether at law or in equity, which is final and not subject to appeal shall be entitled to its reasonable attorneys' fees and costs incurred with respect to obtaining such remedy from the other party.

                  (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (f) The Employee's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                                       FLORIDA EAST COAST INDUSTRIES, INC.



                                       By: /s/ Robert W. Anestis
                                          -------------------------------------
                                          Chairman and Chief Executive Officer

Agreed and Accepted:



/s/ Bradley D. Lehan
-------------------------------------
Bradley D. Lehan